Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Palo Alto Networks, Inc. 2005 Equity Incentive Plan, 2012 Equity Incentive Plan, and 2012 Employee Stock Purchase Plan of our report dated April 6, 2012, with respect to the consolidated financial statements for the year ended July 31, 2011 of Palo Alto Networks, Inc., included in the Registration Statement (Form S-1 No. 333-180620) filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Francisco, California

July 19, 2012